SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 6, 2015

Date of Report (Date of earliest event reported)

MAIDEN LANE JEWELRY, LTD.

(Exact Name of Registrant as Specified in Its Charter)

New York	3911	49-6956015
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification No.)

64 West 48th Street, Suite 1107, New York, NY		10036
(Address of Principal Executive Offices)		(Zip Code)

212-840-8477

Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 6, 2015, Maiden Lane Jewelry, Ltd. (“MLJ”) entered into a note agreement with Yitzchok Gurary, president of MLJ (the “Note.”) Pursuant to this Note, Mr. Gurary is lending MLJ $600,000 at an interest rate of 4% (four percent). The principal sum of the Note is due in full on December 31, 2016. Accrued interest shall be payable quarterly, in arrears, with payments due on May 31, August 31, November 30 and February 28. Interest shall be computed on the basis of a 360-day year.

The payment of the principal of and interest on the Note is subordinated in right of payment to the prior payment in full of all outstanding indebtedness for borrowed money.

Item 9.01	Financial Statements and Exhibits

99.1	3% Subordinated Promissory Note dated March 6, 2015

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2015	Maiden Lane Jewelry, Ltd.

	By:	/s/ Michael Wirth
	Name: Title:	Michael Wirth Chief Executive Officer